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                                                                    Exhibit 11.3

                          MEDICAL MANAGER CORPORATION
                                   PRO FORMA
                      BASIC AND DILUTED EARNINGS PER SHARE
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 PRO FORMA
                                                SIX MONTHS
                                                   ENDED
                                               JUNE 30, 1997
                                               -------------
Net Income                                        $4,758
                                                  ======
BASIC EARNINGS PER SHARE:

Weighted average common shares outstanding        19,542
                                                  ======

Basic earnings per share                           $0.24
                                                  ======
DILUTED EARNINGS PER SHARE:

Weighted average common shares outstanding        19,542
Common equivalent shares:
    Stock options                                     26
                                                  ------
Diluted shares                                    19,568
                                                  ======
Diluted earnings per share                         $0.24
                                                  ======


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